UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     As a result of the voluntary suspension of the marketing of TYSABRI® (natalizumab) by Biogen Idec Inc., or the Company, and Elan Corporation plc, or Elan, as announced in a press release issued on February 28, 2005 (included as Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on March 3, 2005), and the development announced in the press release referenced in Item 8.01 of this Current Report, investors should no longer rely upon the financial guidance that the Company announced in a press release issued on February 7, 2005 (included as Exhibit 99.1 of the Company's Current Report on Form 8-K furnished on February 7, 2005).

Item 8.01 Other Events

     On March 30, 2005, the Company and Elan publicly disseminated a press release announcing that their ongoing safety evaluation of TYSABRI has led to the revision of a previously reported diagnosis of malignant astrocytoma to progressive multifocal leukoencephalopathy in a patient in an open-label clinical study of TYSABRI in Crohn’s disease. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	The Registrant’s Press Release dated March 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Anne Marie Cook
Anne Marie Cook
Acting General Counsel

Date: March 31, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Company’s Press Release dated March 30, 2005.